UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) August 8, 2011

SRI/SURGICAL EXPRESS, INC.

(Exact Name of Registrant as specified in its Charter)

Florida	001-34953	59-3252632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12425 Race Track Road

Tampa, Florida 33626

(Address of Principal Executive Offices)

(813) 891-9550

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 8, 2011, SRI/Surgical Express, Inc. issued a press release announcing its results of operations for the quarter ended June 30, 2011. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

The information furnished herein, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 4, 2011, the Company entered into a $28.7 million amended and restated credit facility with Bank of America, N.A., its existing lender, which replaced its $24.3 million credit facility that was scheduled to mature on August 7, 2011. The amended facility includes a $3.7 million term loan, and a revolving loan of up to $25 million for working capital, letters of credit, capital expenditures and other purposes. Actual amounts available under the revolving loan are tied to a borrowing base. As of the closing date, the Company had $18.1 million available for advances, of which $11.5 million of the revolving loan was used, including $7.5 million of advances, $3.9 million of availability for letters of credit to support future raw material purchases and self insurance policies, and $0.1 million maintained as a required reserve. As a result, at August 4, 2011, the Company had excess availability of $6.6 million. As of August 4, 2011, the Company had $3.7 million outstanding on the term loan, which amortizes based on a 20-year schedule. The amended credit facility matures on August 4, 2016.

The amended credit facility is secured by substantially all of the Company’s assets. The interest rate on the revolving loan varies between 50 and 250 basis points over the Base Rate (as defined in the amended credit facility) or LIBOR depending on the level of the fixed charge coverage ratio.

The amended credit facility requires the Company to comply with (a) a fixed charge coverage ratio of 1.0 to 1.0 through March 31, 2012, and 1.1 to 1.0 thereafter, (b) a funded debt to EBITDA ratio not to exceed 2.0 to 1.0, and (c) a limit on annual capital expenditures of $2.0 million through December 31, 2013 increasing to $2.5 million annually in 2014 and 2015, and (d) a limit on annual reusable surgical product capital expenditures of $9.0 million annually through December 31, 2013 increasing to $10.0 million in 2014 and $11.0 million in 2015. The amended credit facility includes negative covenants, including provisions restricting the Company from paying dividends, incurring additional debt, making loans and investments, encumbering its assets, entering into a new business, or entering into certain merger, consolidation, or liquidation transactions.

The Company will file the Amended and Restated Loan and Security Agreement and promissory notes with its Quarterly Report on Form 10-Q on August 8, 2011.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated August 8, 2011

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

SRI/SURGICAL EXPRESS, INC.
(Registrant)

Dated: August 8, 2011	By:	/s/ Mark R. Faris
Mark R. Faris
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated August 8, 2011.